EXHIBIT 99.2

                 Frozen Food Express Industries, Inc.
                   Certification of CFO Pursuant to
             18 U.S.C. Section 1350, as Adopted Pursuant to
              Section 906 of the Sarbanes-Oxley Act of 2002


    I, F. Dixon McElwee, Jr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report Frozen Food Express Industries, Inc. on Form 10-Q for the three month period ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Frozen Food Express Industries, Inc. A signed original of this written statement required by Section 906 has been provided to Frozen Food Express Industries, Inc. and will be retained by Frozen Food Express Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



May 14, 2003                                  /s/ F. Dixon McElwee, Jr.
                                              ------------------------
                                              F. Dixon McElwee, Jr.
                                              Chief Financial Officer